SECURITIES AND EXCHANGE COMMISSION

		       Washington, D.C.  20549

			      FORM 8-K

			   CURRENT REPORT

		 Pursuant to Section 13 or 15(d) of
		 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 1, 1995



			 Joslyn Corporation
	 (Exact name of registrant as specified in charter)



    Illinois                  0-1252                36-3560095
(State or other          (Commission File        (IRS Employer
jurisdiction of              Number)             Identification
incorporation)                                        No.)



30 South Wacker Drive, Chicago, Illinois                60606
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (312) 454-2900



			 Not applicable
  (Former name or former address, if changed since last report)




		      EXHIBIT INDEX ON PAGE 4

			   Joslyn Corporation
			   Amended 8K-Cyberex


Item 1.   Not Applicable


Item 2. On July 5, 1995 Joslyn Corporation filed a form 8-K reporting the acquisition of Cyberex, Inc., a closely held corporation, and requested the automatic 60 day extension. This filing amends the July 5th filing which is hereby incorporated by reference.


Item 3-6. Not Applicable


Item 7.   Financial Statements and Exhibits

	  (a) Financial Statements of Cyberex.

	      (1) Cyberex's 1994 audited financial statements which are the Balance Sheets, Statements of Net Earnings, Statements of Shareholders' Equity, Statements of Cash Flows, Notes to Financial Statements and Independant Auditors' Report.
		   See pages 5-12
	      (2) Cyberex's 1995 unaudited financial statements as of and for the six months to date of acquisition which are the Balance Sheet, Statement of Net Earnings, Statement of Share-holders' Equity, Statement of Cash Flow and Notes to Financial Statements. See pages 13-17

	  (b) Pro Forma Financial Information.

	      (1) Joslyn and Cyberex's Pro Forma Condensed Balance Sheet (unaudited) as of December 31, 1994. See page 19
	      (2) Joslyn and Cyberex's Pro Forma Condensed Income Statement (unaudited) as of December 31, 1994. See page 20
	      (3) Joslyn and Cyberex's Pro Forma Condensed Income Statement (unaudited) as of June 30, 1995. See page 21

	  (c) Exhibits

	      (1)  The purchase agreement between Joslyn and Cyberex
		   See pages  22 - 62
	      (2) The consent to use the Deloitte and Touche LLP audit opinion. See page 63



Item 8.  Not Applicable

				SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






				      JOSLYN CORPORATION


				      ___________________________
				      Lawrence G. Wolski
				      Chief Executive Officer














Dated:  September 1, 1995

			     JOSLYN CORPORATION

				EXHIBIT INDEX




 PAGE #  DESCRIPTION


 5 - 12   Audited 1994 Financial Statements of Cyberex, Inc.

13 - 17  Unaudited 1995 Financial Statements of Cyberex to date of acquisition

	 Pro Forma Financial Information.

   19      Joslyn and Cyberex's Pro Forma Condensed Balance Sheet
	     (unaudited) as of December 31, 1994.

   20      Joslyn and Cyberex's Pro Forma Condensed Income Statement
	     (unaudited) as of December 31, 1994.

   21      Joslyn and Cyberex's Pro Forma Condensed Income Statement
	     (unaudited) as of June 30, 1995.

22 - 62  Purchase Agreement

   63    Deloitte & Touche LLP consent

CYBEREX, INC.

BALANCE SHEETS
DECEMBER 31, 1994 AND 1993

ASSETS                                                  1994       1993

CURRENT ASSETS:
 Cash and cash equivalents                       $ 4,170,975 $3,092,943
 Accounts receivable, less allowance for doubtful
  accounts of $20,000 for 1994 and 1993            4,055,944  2,925,637
 Inventories (Note 2)                              2,847,261  2,341,910
 Prepaid expenses                                     68,634     79,269
 Deferred income taxes (Note 4)                      422,722    396,150
						 ----------------------
   Total current assets                           11,565,536  8,835,909

PROPERTY, PLANT AND EQUIPMENT (Note 5):
 Land                                                 96,000     96,000
 Building and improvements                         1,344,773  1,340,551
 Machinery and equipment                           1,113,117  1,071,379
 Office furniture and equipment                      361,766    325,551
						 ----------------------
   Total                                           2,915,656  2,833,481
 Less accumulated depreciation                    (2,295,993)(2,156,151)
						 ----------------------
   Net property, plant and equipment                 619,663    677,330
						 ----------------------
TOTAL ASSETS                                     $12,185,199 $9,513,239
						 ======================
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Trade accounts payable                           $1,066,036 $  802,631
 Accrued salaries and payroll taxes                  512,661    360,775
 Dividend payable                                    531,768    348,812
 Commissions payable                                 141,243    119,188
 Customers' advance deposits                         930,493    476,051
 Product warranty reserve                            322,000    321,272
 Income taxes payable (Note 4)                       491,576    223,710
 Current portion of obligation under
   capital lease (Note 5)                              7,800      7,800
						 ----------------------
   Total current liabilities                       4,003,577  2,660,239

OBLIGATION UNDER CAPITAL LEASE (Note 5)                3,250     11,050

DEFERRED INCOME TAXES (Note 4)                        58,145     98,638

SHAREHOLDERS' EQUITY (Note 6):
 Common stock, stated value $.20 per share;
  authorized 1,000,000 shares; issued, 177,256
  in 1994 and 174,406 shares in 1993                  35,451     34,881
 Additional paid-in capital                          338,986    250,656
 Retained earnings                                 7,828,931  6,555,501
 Notes receivable arising from incentive
   stock option plan                                 (83,141)   (97,726)
						 ----------------------
   Total shareholders' equity                      8,120,227  6,743,312
						 ----------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $12,185,199 $9,513,239
						 ======================
See notes to financial statements.

CYBEREX, INC.

STATEMENTS OF NET EARNINGS
YEARS ENDED DECEMBER 31, 1994 AND 1993


							1994        1993

REVENUES - Net sales and services                $15,945,902 $14,289,411

COSTS AND EXPENSES:
 Cost of sales and services                        8,880,627   8,530,007
 Selling                                           1,854,316   1,650,693
 Administrative and general                        1,780,121   1,537,661
 Research and development                            513,163     375,179
						 -----------------------
  Total costs and expenses                        13,028,227  12,093,540
						 -----------------------
INCOME FROM OPERATIONS                             2,917,675   2,195,871

OTHER INCOME (EXPENSE):
 Interest income                                     146,543     108,080
 Interest expense                                     (2,140)    (14,383)
						 -----------------------
  Total other income                                 144,403      93,697
						 -----------------------
INCOME BEFORE PROVISION FOR INCOME TAXES           3,062,078   2,289,568

PROVISION FOR INCOME TAXES (Note 4)                1,225,000     918,000
						 ----------------------
NET EARNINGS                                     $ 1,837,078 $ 1,371,568
						 =======================
EARNINGS PER SHARE                                    $10.53       $8.11
						 =======================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING        174,479     169,136
						 =======================

See notes to financial statements.

CYBEREX, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994 AND 1993


				      Common Stock
				   ----------------  Additional                              Total
				   Number    Stated    Paid-in   Retained    Notes       Shareholders'
				  of Shares   Value    Capital   Earnings   Receivable       Equity

BALANCE, JANUARY 1, 1993 (Note 6)   167,442  $33,488  $144,255  $5,534,973               $ 5,712,716
 Sale of common shares under
  Incentive Stock Option Plan         7,050    1,410   107,090               $(97,726)        10,774
 Purchase and retirement of
  common shares                         (86)     (17)     (689)     (2,228)                   (2,934)
 $2.00 per share dividend declared                                (348,812)                 (348,812)
 Net earnings                                                    1,371,568                 1,371,568
				  -------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993          174,406  $34,881  $250,656  $6,555,501   $(97,726)    $6,743,312
 Sale of common shares under
  Incentive Stock Option Plan         4,000      800   100,680                               101,480
 Receipts on notes arising from
  Incentive Stock Option Plan                                                  14,585         14,585
 Purchase and retirement of
  common shares                      (1,150)    (230)  (12,350)    (31,880)                  (44,460)
 $3.00 per share dividend declared                                (531,768)                 (531,768)
 Net earnings                                                    1,837,078                 1,837,078
				  -------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994          177,256  $35,451  $338,986  $7,828,931   $(83,141)    $8,120,227
				  ===================================================================

See notes to financial statements.

CYBEREX, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994 AND 1993

							1994        1993

OPERATING ACTIVITIES:
 Net earnings                                     $1,837,078  $1,371,568
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
  Depreciation                                       139,842     126,760
  Inventory reserves                                  45,774     (16,185)
  Product warranty reserve                               728      (7,642)
  Deferred income taxes                              (67,065)     18,556
  Write-off of investment                                 --      96,026
  (Increase) decrease in operating assets:
   Accounts receivable                            (1,130,307)   (774,670)
   Inventories                                      (551,125)    (40,257)
   Prepaid expenses                                   10,635     (27,835)
  Increase (decrease) in operating liabilities:
   Trade accounts payable                            263,405    (137,183)
   Accrued salaries and payroll taxes                151,886      12,826
   Commissions payable                                22,055     (38,325)
   Customers' advance deposits                       454,442    (159,712)
   Income taxes payable                              267,866      30,672
						  -----------------------
  Net cash provided by operating activities        1,445,214     454,599

INVESTING ACTIVITIES - Purchase of equipment         (82,175)    (85,331)

FINANCING ACTIVITIES:
 Principal payments on long-term debt                     --    (282,987)
 Principal payments on obligation under
   capital lease                                      (7,800)     (7,800)
 Payment of dividends                               (348,812)         --
 Purchase of stock                                   (44,460)     (2,934)
 Proceeds from sale of stock-net of notes
   receivable                                        101,480      10,774
 Receipts on notes arising from incentive
   stock option plan                                  14,585          --
						  -----------------------
  Net cash used in financing activities             (285,007)   (282,947)
						  -----------------------
INCREASE IN CASH AND CASH EQUIVALENTS              1,078,032      86,321

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR       3,092,943   3,006,622
						  -----------------------
CASH AND CASH EQUIVALENTS, END OF YEAR            $4,170,975  $3,092,943
						  =======================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest           $    2,140  $   14,383
						  =======================
 Cash paid during the year for income taxes       $  987,212  $  863,798
						  =======================

See notes to financial statements.

CYBEREX, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994 AND 1993


1. INTRODUCTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk and Company Information - The Company operates in the electronic components industry. Operations involve the production and sale of uninterruptible power supply systems for commercial and industrial use. The Company maintains ongoing credit evaluation of its customers and generally does not require collateral. The Company provides reserves for potential credit losses and such losses have not exceeded management's expectations.

Cash and Cash Equivalents - Cash and cash equivalents, including cash in excess of daily requirements, is invested in highly liquid short-term investments having maturities of three months or less.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for the building. Building improvements and equipment are depreciated using accelerated methods.

Taxes on Income - The provision for income taxes is accounted for under an asset and liability approach to accounting for income taxes, which can result in recording tax provisions or benefits in periods different than the periods in which such taxes are paid or benefits realized. Deferred income taxes are provided at statutory rates, primarily for differences in reporting state income taxes, warranty costs, depreciation, customers' advance deposits and inventory costs.

Customers' Advance Deposits - Customers' advance deposits arise from the sale of preventive maintenance contracts and advance billings on customer purchase orders. Income is recognized as services are provided or goods shipped.

Earnings per Share - Earnings per share for the periods presented have been calculated on the basis of the weighted average shares outstanding. Shares issuable upon the exercise of stock options have been excluded from the average number of shares in the computation of earnings per share since the effect is not significant.

2. INVENTORIES

Inventories consist of the following:
						       1994        1993

Raw materials                                     $1,012,746  $  659,558
Work-in process                                    1,822,845   1,653,239
Finished goods                                        11,670      29,113
						  -----------------------
Total                                             $2,847,261  $2,341,910
						 =======================

3. LINE OF CREDIT

The Company has an unsecured line of credit available, with a maximum borrowing limit of $4,500,000 at December 31, 1994. Borrowings under this arrangement are at the bank's prime rate. There were no outstanding borrowings at December 31, 1994 and 1993. No compensating balances are required under the agreement. As of December 31, 1994, this credit line supports the issuance of letters of credit in the amounts of $196,568.

4. PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

						       1994        1993
Federal income tax expense (benefit):
  Current                                         $1,071,000  $ 790,000
  Deferred                                           (58,000)    57,000
Foreign income taxes                                   1,000      3,000
State and local income tax expense (benefit):
  Current                                            220,000    106,000
  Deferred                                            (9,000)   (38,000)
						  -----------------------
Total                                             $1,225,000  $ 918,000
						 =======================
5. LEASE COMMITMENTS

The Company leases equipment under a capital lease agreement. The equipment has been capitalized at the present value of the future minimum lease payments which substantially covers the estimated useful life of the asset. The Company also leases computer equipment under a noncancelable operating lease. The lease contains an option renewal provision at the end of the lease. Total rent expense for the operating lease was $42,550 for the years ended December 31, 1994 and 1993.

The following is a schedule by year of minimum lease payments due under leases as of December 31, 1994:
						    Capital  Operating

1995                                                $ 9,941  $42,550
1996                                                  4,142   21,275
						  --------------------
Total minimum lease payments                        $14,083  $63,825
Less amount representing interest                    (3,033) ========
						  ----------
Present value of net minimum lease payments          11,050
Less current maturities of obligation under
  capital lease                                      (7,800)
						  ----------
Obligation under capital lease                      $ 3,250
						  ==========

6. COMMON STOCK

Stock Purchase Agreement - Under a stock purchase agreement, the Company has the right and option to purchase shares of stock from a selling shareholder, at the offer price agreed to by the shareholder, within thirty days of the offer date. During 1994 and 1993, no shares were purchased under the agreement.

Stock Purchase Plan - The Company had a stock purchase plan which authorized the granting of options for 100,000 shares of common stock to key employees. The purchase price was based on the fair market value of the shares as of the effective date of the grant of the option, but in no event could the purchase price be less than book value as of December 31, preceding the effective date of the grant. Options granted under the plan were exercisable for a period of six months from the date of the grant, and while the grantee was employed by the Company. The term of this plan expired November 29, 1994. During 1994 and 1993, there were no options offered or shares purchased under the plan. In the event of either the termination or death of an employee, the Company is obligated to repurchase all stock purchased by the employee under the plan for an amount determined under a specified formula. During 1994, the Company repurchased 1,150 shares at a total cost of $44,460. During 1993, the Company repurchased 86 shares at a total cost of $2,934.

Incentive Stock Option Plan - The Company has an incentive stock option plan which authorizes the granting of options for 80,000 shares of common stock to key executives. The purchase price per share shall be 100% (110% for an optionee who is a greater than 10% shareholder) of the fair market value of the stock on the day the option is granted. Options granted under this plan are exercisable for a period of up to ten years from the date such option is granted (five years for an option granted to a greater than 10% shareholder) and only while an optionee is an employee of the Company. No options shall be granted under this plan subsequent to April 27, 1994.
During 1994 and 1993, 4,000 and 7,050 shares were purchased under the plan at a price of $25.37 and $15.39 per share, respectively. Of the 7,050 shares purchased during 1993, 6,350 were purchased with notes due November 1, 1998, bearing interest at 6%. There were no options offered under the plan during 1994 and 1993. There were options for 24,000 shares outstanding at December 31, 1994 of which 9,000 are exercisable at $19.97 per share and 15,000 shares are exercisable at $25.37 per share. There were options for 28,000 shares outstanding at December 31, 1993 of which 9,000 shares are exercisable at $19.97 per share and 19,000 shares are exercisable at $25.37 per share.
In the event of either the termination or death of an employee, the Company is obligated to repurchase all stock purchased by the employee under the plan for the fair market value of the stock as determined by the Board of Directors. During 1994 and 1993, there were no shares repurchased under the plan.

7.   EMPLOYEE BENEFIT PLANS

Discretionary Profit-Sharing Plan - Employees of the Company participate in a profit-sharing retirement plan covering substantially all employees. Contributions are made to the plan at the discretion of the Company's Board of Directors. There were no contributions made to the plan during 1994. Company contributions charged to expense during the year ended December 31, 1993 were $50,000.

Savings Plan - The Company also sponsors an employee savings plan covering substantially all employees. Under the plan, the Company matches contributions of participating employees up to a designated level. The cost recognized for matching contributions under the plan was $45,910 and $45,809 in 1994 and
1993, respectively.
			    * * * * * *

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Cyberex, Inc.
Mentor, Ohio

We have audited the balance sheets of Cyberex, Inc. as of December 31, 1994 and 1993 and the related statements of net earnings, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberex, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/Deloitte & Touche LLP



Cleveland, Ohio
March 24, 1995

		       CYBEREX, INC.
		       BALANCE SHEET
		       JUNE 28,1995
		   (Dollars in thousands)
			(Unaudited)
ASSETS                                                  JUNE 28, 1995

CURRENT ASSETS:
    Cash and cash equivalents                              $  3,640
    Accounts receivable, less allowance for doubtful
	accounts of $100                                      2,599
    Inventories (Lower of FIFO cost or market)                3,575
    Prepaid income taxes and other current assets               812
    Deferred Income Taxes                                       607
							   ---------
	Total current assets                               $ 11,233

PROPERTY, PLANT AND EQUIPMENT
    Land                                                   $     96
    Building and improvements                                 1,353
    Machinery and equipment                                   1,127
    Office furniture and equipment                              384
							   ---------
	Total                                              $  2,960
    Less accumulated depreciation                            (2,365)
							   ---------
	Net property, plant and equipment                  $    595
							   ---------
TOTAL ASSETS                                               $ 11,828
							   =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Notes payable to bank                                  $      7
    Trade accounts payable                                      861
    Accrued salaries and payroll taxes                          376
    Commissions payable                                         177
    Customers' advance deposits                                 604
    Product warranty reserve                                    517
    Miscellaneous accrued liabilities                           210
    Reserve for stock options (Note 2)                        2,113
							   ---------
	Total current liabilities                          $  4,865

SHAREHOLDERS' EQUITY
    Common stock, stated value $.20 per share;
	authorized 1,000,000 shares; issued 177,256        $     35
    Additional paid-in capital                                  339
    Retained earnings                                         6,589
							   ---------
	Total Shareholders' Equity                         $  6,963
							   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 11,828
							   =========

See notes to unaudited historic financial statements.

			    CYBEREX, INC.
		      STATEMENT OF NET EARNINGS
		  FOR THE SIX MONTHS ENDED JUNE 28,1995
	     (Dollars in thousands except earnings per share)
			    (Unaudited)
					    SIX MONTHS ENDED
					     JUNE 28, 1995

REVENUES- Net sales and services               $  7,052
					       ---------
COSTS AND EXPENSES
    Cost of sales and services                 $  4,581
    Selling                                         682
    Administrative and general                      844
    Research and development                        263
    Other expense (Note 2)                        2,746
    Interest income                                (123)
    Interest expense                                  1
					       ---------
TOTAL COST AND EXPENSES                        $  8,994
					       _________
LOSS BEFORE PROVISION FOR INCOME TAXES         $( 1,942)

PROVISION FOR INCOME TAXES                         (702)
					       ---------
NET LOSS                                       $ (1,240)
					       =========
NET LOSS PER SHARE                             $  (7.11)
					       =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING   174,479
					       =========

See notes to unaudited historic financial statements.

			    CYBEREX, INC.
		  STATEMENT OF SHAREHOLDERS' EQUITY
		    SIX MONTHS ENDED JUNE 28, 1995
			(Dollars in thousands)
			     (Unaudited)

			      Common Stock
			    ---------------  Additional                       Total
			     Number  Stated   Paid-in   Retained   Notes    Shareholders'
			   of Shares  Value   Capital   Earnings Receivable  Equity
			   ----------------------------------------------------------

BALANCE, JANUARY 1, 1995        177      $35     $339     $7,829     ($83)    $8,120
    Receipts on notes arising
	from Incentive Stock
	Option Plan                                                    83         83
    Net Loss                                              (1,240)             (1,240)

			   ----------------------------------------------------------
BALANCE, JUNE 28, 1995          177      $35     $339     $6,589       $0     $6,963
			   ==========================================================

See notes to unaudited historic financial statements.

			    CYBEREX, INC
		       STATEMENT OF CASH FLOWS
		    SIX MONTHS ENDED JUNE 28, 1995
			(Dollars in thousands)
			     (Unaudited)
						   SIX MONTHS ENDED
						     JUNE 28, 1995
OPERATING ACTIVITIES:
    Net Loss                                            $(1,240)
    Adjustments to reconcile net loss to net
      cash provided by operating activities:
      Depreciation                                           69
      Deferred income taxes                                (184)
      (Increase) decrease in operating assets:
	Accounts receivable                               1,457
	Inventories                                        (728)
	Prepaid expenses                                    (29)
      (Increase) decrease in operating liabilities:
	Trade accounts payable                             (205)
	Salaries and payroll taxes                         (137)
	Commisions payable                                   36
	Customers' advance deposits                        (326)
	Product warranty reserve contingencies              195
	Miscellaneous accrued liabilities                   210
	Stock Option liability                            2,113
	Income taxes                                     (1,265)
							--------
NET CASH PROVIDED BY OPERATIONS                         $   (34)
							--------
INVESTING ACTIVITIES-Purchase of equipment              $   (44)
							________
FINANCING ACTIVITIES
    Proceeds from notes receivable arising
       from stock option plan                            $   83
    Payment of note payable to bank
       (capital lease obligation)                            (4)
    Payment of dividend                                    (532)
							________
NET CASH USED IN FINANCING ACTIVITIES                   $  (453)
							--------
(DECREASE) IN CASH AND CASH EQUIVALENTS                 $  (531)

CASH AND CASH EQUIVALENTS AT JANUARY 1, 1995              4,171
							--------
CASH AND CASH EQUIVALENTS AT JUNE 28, 1995              $ 3,640
							========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                              $     1
							========
    Cash paid for income taxes                          $   816
							========

See notes to unaudited historic financial statements.

			CYBEREX, INC
	 NOTES TO UNAUDITED HISTORIC FINANCIAL STATEMENTS
	 AS OF AND FOR THE SIX MONTHS ENDED JUNE 28, 1995

Note 1:
The condensed financial statements for Cyberex, Inc. included herein have been prepared by the Corporation, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.
Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Corporation believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the latest Annual Report for Cyberex,Inc. which is also included in this 8-K filing.

Note 2:
On June 28, 1995 Joslyn Corporation acquired all of the issued and outstanding stock of Cyberex, Inc. The total purchase price of $22 million included $19,887,000 for all the common stock and $2,113,000 for the termination of the outstanding stock options.

Other expense includes a charge for $2,113,000 related to recognizing the stock options liability and also includes other non-recurring charges related to the acquisition and charges to conform Cyberex's procedures to Joslyn's procedures. Excluding these expenses, net earnings and earnings per share would have been $480,000 and $2.75, respectively.

		  JOSLYN CORPORATION
  CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

On June 28, 1995 Joslyn Corporation acquired all of the issued and outstanding stock of Cyberex, Inc., a closely held corporation. The total purchase price of $22 million was paid from Joslyn's available cash on hand. Cyberex is a recognized leading manufacturer of uninterruptable power systems and static transfer switches.

Following are the unaudited condensed consolidated pro forma financial statements reflecting, on a preliminary estimated basis, Joslyn's acquisition of Cyberex using the purchase method of accounting. The financial information is presented as if the acquisition occurred on December 31, 1994 for the Condensed Consolidated Balance sheet and the first day of each period for the Condensed Consolidated Statements of Income. The final allocation of the purchase price will be completed within twelve months.

The data presented is based on the respective historical statements of
Joslyn Corporation and Cyberex, Inc.   The condensed consolidated pro
forma income statement for the six months ended June 30, 1995 excludes Cyberex's charges for non-recurring expenses recorded due to the acquisition. These charges are for the termination of Cyberex stock options and certain expenses to conform Cyberex's accounting policies to Joslyn's policies. The pro forma adjustments are based on available information and the actual adjustments could differ from the pro forma adjustments. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction expected to have a continuing impact. The pro forma results do not purport to be indicative of what would have occurred had the acquisition actually been consumated on the assumed dates or of results that may occur for any subsequent period.

				    JOSLYN CORPORATION
			CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
				Year Ended December 31, 1994
				   (Dollars in thousands)

							       Pro Forma
				  Joslyn   Cyberex Adjustments  Total
=======================================================================
Assets
- -----------------------------------------------------------------------
Current Assets:
Cash and Cash Equivalents          39,775    4,171    (22,000)  21,946
Receivables, Less Allowance
  ($2,099 for Joslyn & $20 for
  Cyberex) for doubtful accounts   28,482    4,056              32,538
Inventories                        35,564    2,847              38,411
Deferred Tax and Other
  Current Assets                   15,804      492              16,296
- -----------------------------------------------------------------------
Total Current Assets              119,625   11,566    (22,000) 109,191
Goodwill                                               14,280   14,280
Net Deferred Tax and Other Assets  19,924      (58)             19,866
Net Property, Plant and Equipment  37,955      620              38,575
- -----------------------------------------------------------------------
Total Assets                      177,504   12,128     (7,720) 181,912
=======================================================================
Liabilities and Shareholders' Equity
- -----------------------------------------------------------------------
Current Liabilities:
Accounts Payable                   10,674    1,066              11,740
Accrued Liabilities                30,548    2,450        400   33,398
Income Taxes                        2,444      492               2,936
- -----------------------------------------------------------------------
Total Current Liabilities          43,666    4,008        400   48,074
- -----------------------------------------------------------------------
Postretirement Medical Liability   14,712                       14,712
- -----------------------------------------------------------------------
Environmental Accrual              38,500                       38,500
- -----------------------------------------------------------------------

Shareholders' Equity:
Common Stock, $1.25 Par Value;
  Authorized 20,000 Shares, Issued
  7,154 Shares in 1994              8,943       35        (35)   8,943
Additional Paid-in capital                     339       (339)
Retained Earnings                  72,321    7,829     (7,829)  72,321
Equity Adjustments                   (638)     (83)        83     (638)
- -----------------------------------------------------------------------
Total Shareholders' Equity         80,626    8,120     (8,120)  80,626
- -----------------------------------------------------------------------
Total Liabilities and
     Shareholders' Equity         177,504   12,128     (7,720) 181,912
=======================================================================

Note: The pro forma balance sheet adjustments reflect the $22.0 million cash payment by Joslyn for the acquisition of Cyberex, Inc., the recognition of goodwill for the excess of cost over the value of the purchased net assets and the elimination of Cyberex's equity had the purchase been made on December 31, 1994.

						JOSLYN CORPORATION
			     CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
					   Year Ended December 31, 1994
				      (Dollars in thousands except per share)

							   Adjustments
						      --------------------
								Investment Pro Forma
				    Joslyn    Cyberex  Goodwill   Income    Income
				  --------------------------------------------------

Net Sales                         $ 216,177 $  15,946 $         $         $ 232,123
    Cost of Goods Sold              159,924     8,881                       168,805
    Selling and General Expenses     36,321     4,147       333              40,801
    Other Expense, Net                7,030         2                         7,032
    Investment Income                (1,668)     (146)                573    (1,241)
    Environmental Charge             35,000                                  35,000
				  --------------------------------------------------
Income (Loss) before Income Taxes $ (20,430)$   3,062 $    (333)$    (573)$ (18,274)
Income Taxes                         (9,250)    1,225                (229)   (8,254)
				  --------------------------------------------------
Net (Loss) Income                 $ (11,180)$   1,837 $    (333)$    (344)$ (10,020)
				  ==================================================

Net (Loss) Income Per Share of Common Stock                                  ($1.41)
									  ==========
Average Number of Shares Outstanding                                      7,124,000
									  ==========

Note: The pro forma income statement adjustments reflect the amortization of the goodwill and the loss of investment income had the purchase been made at the beginning of the period.

					      JOSLYN CORPORATION
			     CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
				       Six Months Ended June 30, 1995
				    (Dollars in thousands except per share)

							  Adjustments
						     -------------------
							      Investment Pro Forma
				  Joslyn    Cyberex  Goodwill   Income    Income
				--------------------------------------------------


Net Sales                       $ 114,069 $   7,052 $         $         $ 121,121
    Cost of Goods Sold             84,751     4,581                        89,332
    Selling and General Expenses   18,319     1,653       167              20,139
    Other Expense, Net                191       136                           327
    Investment Income              (1,106)     (122)                287      (941)
				--------------------------------------------------
Income before Income Taxes      $  11,914 $     804 $    (167)$    (287)$  12,264
Income Taxes                        4,200       324                (115)    4,409
				--------------------------------------------------
Net Income                      $   7,714 $     480 $    (167)$    (172)$   7,855
				==================================================

Net Income Per Share of Common Stock                                        $1.10
									==========
Average Number of Shares Outstanding                                    7,162,000
									==========


Note: The pro forma income statement adjustments reflect the amortization of the goodwill and the loss of investment income had the purchase been made at the beginning of the period.

__________________________________________________________________________










			    SHARE PURCHASE AGREEMENT


			    Dated as of June 14, 1995


				     Among


			       JOSLYN CORPORATION,


				  CYBEREX, INC.


				      and


		    CERTAIN NAMED SHAREHOLDERS OF CYBEREX, INC.







__________________________________________________________________________

			       TABLE OF CONTENTS                         Page


				   ARTICLE I
			PURCHASE AND SALE OF COMMON SHARES   . . . . . . . 1


1.1.   Purchase and Sale of Common Shares. . . . . . . . . . . . . . . . . 1
1.2.   Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.3.   Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.4.   Payment on the Closing Date . . . . . . . . . . . . . . . . . . . . 2
1.5.   Buyer's Additional Deliveries . . . . . . . . . . . . . . . . . . . 2
1.6.   The Companys and Seller's Deliveries. . . . . . . . . . . . . . . . 2
1.7.   Indemnity Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.8.   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 3



				   ARTICLE II
		 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
		 SELLERS AND THE NAMED SELLERS . . . . . . . . . . . . . . 3


2.1.   Organization of the Company . . . . . . . . . . . . . . . . . . . . 3
2.2.   Subsidiaries and Investments. . . . . . . . . . . . . . . . . . . . 4
2.3.   Capital Shares of the Company . . . . . . . . . . . . . . . . . . . 4
2.4.   Title to Common Share . . . . . . . . . . . . . . . . . . . . . . . 4
2.5.   Authority of Sellers. . . . . . . . . . . . . . . . . . . . . . . . 4
2.6.   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 5
2.7.   Operations Since Balance Sheet Date . . . . . . . . . . . . . . . . 5
2.8.   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . 6
2.9.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
2.10.  Availability of Assets and Legality of Use. . . . . . . . . . . . . 7
2.11.  Governmental Permits. . . . . . . . . . . . . . . . . . . . . . . . 7
2.12.  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
2.13.  Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . 8
2.14.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . .  . . 8
2.15.  Personal Property Leases . . . . . . . . . . . . . . . .  . . . . . 8
2.16.  Intellectual Property. . . . . . . . . . . . . . . . .  . . . . . . 8
2.17.  Accounts Receivable; Inventories . . . . . . . . .  . . . . . . . . 9
2.18.  Title to Assets. . . . . . . . . . . . . . . . . . . . . .  . . . .10
2.19.  Employees. . . . . . . . . . . . . . . . . . .  . . . . . . . . . .10
2.20.  Employee Relations . . . . . . . . . . . . . . . . . . . .  . . . .10
2.21.  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .10
2.22.  Contracts. . . . . . . . . . . . . . . . . . . . . . . .  . . . . .12
2.23.  Status of Contracts. . . . . . . . . . . . . . . . . . . . . .  . .13
2.24.  No Violation, Litigation or Regulatory Action. . . . . .  . . . . .13
2.25.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
2.26.  Environmental Protection  . . . . . . . . . . . . . . . . . . . . .14
2.27.  Sellers'Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .15
2.28.  Depositories; Powers of Attorney. . . . . . . . . . . . . . . . . .15
2.29.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . .15
2.30.  No Finder. . . . . . . . . .  . . . . . . . . . . . . . . . . . . .15


								-i-

									Page

				   ARTICLE III
		    REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . .15


3.1.  Organization of Buyer. . . . . . . . . . . . . . .  . . . . . . . .15
3.2.  Authority of Buyer. . . . . . . . . . . . . . . . . . . . . . . . .16
3.3.  No Finder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16


				    ARTICLE IV
			ACTION PRIOR TO THE CLOSING DATE . . .  . . . . .16


4.1.  Due Diligence Investigation of the
      Company by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . .16
4.2.  Preserve Accuracy of Representations and
      Warranties . . . . . . . . . . . .  . . . . . . . . . . . . . . . .17
4.3.  Operations Prior to the Closing Date. . . . . . . . . . . . . . . .17


				    ARTICLE V
			     ADDITIONAL AGREEMENTS. . . . . . . . . . . .19

5.1.  Covenant Not to Compete or Solicit Business. . . .  . . . . . . . .19
5.2.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
5.3.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . .22
5.4.  Improvements Act Filings. . . . . . . . . . . . . . . . . . . . . .22


				    ARTICLE VI
		   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER . . . . .23


6.1.  No Misrepresentation or Breach of Covenants and
      Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
6.2.  No Changes or Destruction of Assets . . . . . . . . . . . . . . . .23
6.3.  Opinion of Counsel for the Company and Sellers. . . . . . . . . . .23
6.4.  Resignations of Officers and Directors; Release . . . . . . . . . .23
6.5.  No Restraint. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
6.6.  Necessary Approvals and Consents. . . . . . . . . . . . . . . . . .24
6.7.  Improvements Act Waiting Period . . . . . . . . . . . . . . . . . .24
6.8.  Escrow Agreements . . . . . . . . . . . . . . . . . . . . . . . . .24
6.9.  Execution of Agreement and Delivery of Purchased
      Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
6.1O. Cash Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . .24






								 -ii-

				   ARTICLE VII
	     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS  . . . . . .24


7.1.   No Misrepresentation or Breach of Covenants and
       Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
7.2.   Corporate Action. . . . . . . . . . . . . . . . . . . . . . . . .25
7.3.   No Restraint. . . . . . . . . . . . . . . . . . . . . . . . . . .25
7.4.   Necessary Approvals and Consents. . . . . . . . . . . . . . . . .25
7.5.   Improvements Act Waiting Period . . . . . . . . . . . . . . . . .25
7.6.   Escrow Agreements . . . . . . . . . . . . . . . . . . . . . . . .25


				   ARTICLE VIII
				  INDEMNIFICATION .  . . . . . . . . . .25

8.1.   Indemnification by Sellers. . . . . . . . . . . . . . . . . . . .25
8.2.   Indemnification by Buyer. . . . . . . . . . . . . . . . . . . . .27
8.3.   Notice of Claims. . . . . . . . . . . . . . . . . . . . . . . . .27
8.4.   Third Party Claims. . . . . . . . . . . . . . . . . . . . . . . .28
8.5.   Subsequent Dispositions . . . . . . . . . . . . . . . . . . . . .28
8.6.   Certain Conflicts . . . . . . . . . . . . . . . . . . . . . . . .28
8.7.   Limitation of Liability . . . . . . . . . . . . . . . . . . . . .28


				   ARTICLE IX
				   TERMINATION . . . . . . . . . . . . .28

9.1.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .28


				   ARTICLE X
			      GENERAL PROVISIONS.  . . . . . . . . . . .29

10.1.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
10.2.  Confidential Nature of Information . . . . . . . . . .  . . . . .28
10.3.  Governing Law; Venue    . . . . . . . . . . . . . . . . . . . . .30
10.4.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
10.5.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .31
10.6.  Access to Records after Closing  . . . . . . . . . . . .  . . . .31
10.7.  Entire Agreement; Amendments . . . . . . . . . . . . . . .  . . .32
10.8.  Interpretation . . . . . . . . . . . . . . . . . . .  . . . . . .32
10.9.  Waivers  . . . . . . . . . . . . . . . . . . . . .  . . . . . . .32
10.1O. Expenses; Attorneys' Fees . . . . . . . . . . . . . . . . . . . .32
10.11. Partial Invalidity  . . . . . . . . . . . . . . . . . . . . . . .32
10.12. Execution in Counterparts. .  . . . . . . . . . . . . . . . . . .32
10.13. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .33
10.14. No Public Announcement  . . . . . . . . . . . . . . . . . . . . .34
10.15. Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . .35



								 -iii-

EXHIBIT       DESCRIPTION

   A          List of Sellers
   B          Opinion of Counsel to Sellers and the Company
   C          Letter of Transmittal
   D          Indemnity Escrow Agreement


SCHEDULE      DESCRIPTION

 1.4          - Seller Representative Account Number
 2.1          - Organization of the Company
 2.2          - Subsidiaries of the Company
 2.3          - Capital Shares of the Company
 2.5          - Authority of Seller
 2.6          - Financial Statements
 2.7(a)       - Changes in Operations
 2.7(b)       - Conduct of Business
 2.8          - Undisclosed Liabilities
 2.9          - Taxes
 2.10         - Availability of Assets and Legality of Use
 2.11         - Governmental Permits
 2.12         - Real Property
 2.15         - Personal Property Leases
 2.16         - Intellectual Property
 2.17(b)      - Inventory
 2.18         - Title to Assets
 2.20         - Employee Relations
 2.21(a)      - Non-Pension Benefit Plans and Compensation Commitments
 2.21(b)      - Pension Benefit Plans
 2.22         - Contracts
 2.24         - Violations, Litigation or Regulatory Actions
 2.25(a)      - Insurance
 2.25(b)      - Worker's Compensation Claims
 2.26(a)      - Environmental Matters
 2.26(b)      - Environmental Claims
 2.26(c)      - Release
 2.26(j)      - Previous Facilities
 2.27         - Seller's Assets
 2.28         - Depositaries
 2.29         - Transactions with Affiliates
 6.4          - Outside Directors








								    -iv-

			SHARE PURCHASE AGREEMENT


     SHARE PURCHASE AGREEMENT, dated as of June 14, 1995, among Joslyn Corporation, an Illinois corporation ("Buyer"), Cyberex, Inc., an Ohio corporation (the "Company"), and the individuals and other entities set forth on Exhibit A hereto ("Sellers").


			       WITNESSETH:


     WHEREAS, Sellers own, beneficially and of record, all of the issued and outstanding Common Shares, no par value (the "Common Shares"), and all options covering any Common Shares of the Company, which is engaged in the business of manufacturing and distributing power supply systems worldwide (the "Business"); and

     WHEREAS, Sellers desire to cancel any outstanding options covering Common Shares and to sell to Buyer, and Buyer desires to have such options cancelled and to purchase from Sellers, all of such issued and outstanding Common Shares, all on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the Company, each of the Sellers and Buyer as follows:



				ARTICLE I

		    PURCHASE AND SALE OF COMMON SHARES


     1.1. PURCHASE AND SALE OF COMMON SHARES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall cancel all then outstanding options to purchase Common Shares (the "Options") and Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of all Encumbrances (as defined in Section 10. 13), an aggregate of 177,256 Common Shares owned beneficially and of record by Sellers, which shares constitute, and will constitute as of the Closing Date, all of the issued and outstanding Common Shares (the "Purchased Shares"). Although this Agreement contemplates the execution, delivery and performance by holders of all of the outstanding Common Shares and that such execution, delivery and performance is a condition to Closing, each Seller understands and acknowledges that in the event that this Agreement is not so executed, delivered and performed by all such holders, Buyer may waive any such conditions to Closing and those holders of Common Shares who have executed this Agreement will be bound by the terms hereof.

     1.2. CLOSING DATE. The purchase and sale of the Purchased Shares and the cancellation of the Options provided for in Section 1.1 (the " Closing") shall be consummated on June -,1995, or such other date as may be agreed upon by Buyer and Sellers at the offices of Hahn Loeser & Parks or at such other place or at such other time as shall be agreed upon by Buyer and the Seller Representative (as defined in Section 10.13) (such date and time being hereinafter called the "Closing Date").

     1.3. PURCHASE PRICE. The purchase price for the Purchased Shares and the cancellation of the Options (the "Purchase Price") shall be equal to $22,000,000 which shall be allocated among the Sellers as set forth on Exhibit A.

     1.4. PAYMENT ON THE CLOSING DATE. At Closing, Buyer shall (a) pay the Seller Representative an amount equal to the Purchase Price, less the Escrow Amount, by wire transfer of immediately available funds to the account specified in Schedule 1.4, and (b) deposit in the Escrow Account the amount of the Escrow Amount, as set forth in Section 1.7.

     1.5. Buyer's Additional Deliveries. At Closing Buyer shall deliver to the Seller Representative all the following:

     (a) The resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions.

     (b) The certificate contemplated by Section 7.1, duly executed by the President or any Vice President of Buyer.

     1.6 THE COMPANY'S AND SELLERS' DELIVERIES. At Closing the Company, the Named Sellers ( as defined in Section 10.13) and Sellers, as applicable, shall deliver to Buyer all the following:

     (a) Copies of the Articles of Incorporation as amended of the Company certified as of a recent date by the Secretary of State of the State of Ohio;

     (b) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Ohio;

     (c) Certificate of the secretary or an assistant secretary of the Company dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Articles of Incorporation of the Company since a specified date; (ii) the Code of Regulations of the Company; (iii) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the contemplated transactions;

     (d) Opinion of counsel to Sellers and the Company substantially in the form contained in Exhibit B;

     (e) All consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement;

     (f) The certificates contemplated by Sections 6.1 and 6.2, duly executed by the President of the Company and the Named Sellers; and

     (g) Each of the Sellers shall deliver to the Seller Representative who shall deliver to Buyer (i) a certificate or certificates for the Purchased Shares held by such Seller, duly endorsed by such Seller in blank or accompanied by stock powers duly executed by such Seller in



								     -2-
     blank, in each case, in form satisfactory to Buyer, and (ii) a letter of transmittal in the form contained in Exhibit C.

     1.7. INDEMNITY ESCROW. On or prior to the Closing Date, the Seller Representative, Sellers, Buyer and National City Bank, as escrow agent (the "Escrow Agent"), shall enter into an Indemnity Escrow Agreement, substantially in the form of Exhibit D (the "Indemnity Escrow Agreement"), providing for the establishment of an escrow account (the "Escrow Account") with the Escrow Agent to secure the obligations of Sellers to Buyer pursuant to Article VIII and Section 5.2. At the Closing, Buyer shall deposit in the Escrow Account so established the sum of $1,100,000 (the "Escrow Amount") to be held, invested and subsequently disbursed in accordance with the terms, conditions and provisions of the Indemnity Escrow Agreement. The right of the Seller Representative to receive any funds held in such Escrow Account shall be conditioned upon such funds not being otherwise distributed in accordance with the Indemnity Escrow Agreement to indemnify or reimburse Buyer for Losses or Expenses (each as defined in Section 10.13) in accordance with Article VIII (it being understood that the fees and expenses of the Escrow Agent are to be borne by Buyer). Upon termination of the Indemnity Escrow Agreement, any funds remaining in such Escrow Account (after making adequate provision for any distributions to Buyer as contemplated by the immediately preceding sentence) shall be distributed to the Seller Representative in such manner as provided in the Indemnity Escrow Agreement.

      1.8. Further Assurances. (a) The Company, the Seller Representative, the Named Sellers or Sellers shall, after the Closing Date, upon request by Buyer and without further consideration, execute and deliver such transfers, conveyances and assurances as may be required or desirable for conveying, transferring, assigning and delivering to Buyer the Purchased Shares to be sold and transferred to Buyer hereunder. (b) Buyer, the Company and Sellers shall execute such documents and other papers and use its, her or his reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to carry out the provisions hereof and to consummate and make effective as promptly as practicable the transactions contemplated hereby.


			      ARTICLE II

	      REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
		     SELLERS AND THE NAMED SELLERS

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Named Sellers, jointly represent and warrant to Buyer as follows (provided, however, that the representations and warranties in Section 2.4 and Section 2.5 are made only by the Company and each Seller individually, and not by the Company or any Seller as to any entity other than himself or itself):

     2.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Except as set forth in Schedule 2.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions where the conduct of its business requires such







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




qualification, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered to Buyer true and complete copies of the Companys Articles of Incorporation, as in effect on the date hereof and the Code of Regulations, as in effect on the date hereof. The original minute books and share transfer records will be delivered at Closing.

     2.2. SUBSIDIARIES AND INVESTMENTS. Except as set forth in Schedule 2.2, the Company does not, directly or indirectly, (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity or (b) otherwise control any such corporation, partnership, joint venture or other entity.

     2.3. CAPITAL SHARES OF THE COMPANY. The authorized capital shares of the Company consists of 1,000,000 Common Shares without par value of which 177,256 shares are duly and validly issued and outstanding, fully paid and nonassessable and are owned, beneficially and of record, by Sellers as set forth in Schedule 2.3. None of such issued and outstanding shares has been issued in violation of, or is subject to, any preemptive or subscription rights. Except for this Agreement, and except as set forth in Schedule 2.3, to the best of the knowledge of the Company there are no agreements, arrangements, warrants, options, puts, calls, or rights of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, voting or transfer of any Common Shares or other securities of the Company. All voting rights in the Company are vested exclusively in the Common Shares.

    2.4. TITLE TO COMMON SHARES. Each of the Sellers is the sole lawful and beneficial owner of the Options to be cancelled and the Common Shares to be sold and delivered by such Seller to Buyer pursuant to this Agreement, free and clear of all Encumbrances, and no other person has any rights to or interest in such Options or Common Shares, including any rights that may vest under the community property laws of any state and the delivery of such shares to Buyer pursuant to this Agreement will transfer and convey good and marketable title thereto to Buyer, free and clear of all Encumbrances.

    2.5. AUTHORITY OF SELLLERS. The Company and each of the Sellers has full legal right, power, capacity and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Company or such Seller to Buyer pursuant hereto ("Ancillary Agreements") to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof and thereof.

    The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and Sellers have been duly authorized and approved by all necessary corporate action on the part of the Company and by Sellers and do not require any further authorization or consent of the Company or Sellers or any other person. This Agreement constitutes , when duly executed and delivered by the Company or Sellers and the other parties thereto, will constitute the legal, valid and binding agreement of the Company and Sellers.

    Except as set forth in Schedule 2.5, neither the execution and delivery of this Agreement or of any of the Ancillary Agreements, nor the consummation by the Company or Sellers of any of the transactions contemplated hereby, nor


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


compliance by the Company and Sellers with the terms, conditions and provisions hereof will:

    (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of Sellers or of the Company under the Articles of Incorporation or Code of Regulation, any note, agreement, mortgage, license, order, award, or decree to which any of the Sellers or the Company is a party.

    (b) require the approval, consent, authorization or act of, or the making by any of the Sellers or the Company of any declaration, filing or registration with, any third party or any Governmental Body (as defined in Section 10.13), except for such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Improvements
Act).

    2.6. FINANCIAL STATEMENTS. Schedule 2.6 contains (a) the unaudited balance sheet of the Company as of March 31, 1995 (the "Interim Balance Sheet Date") and the related statements of income and retained earnings and cash flows for the three-month period then ended and (b) the audited balance sheet of the Company as of December 31 for the year 1994 (the "Balance Sheet Date") and the related statements of income and retained earnings and cash flows for the year ended December 1994. The financial statements referred to in clauses
(a) and (b) of the preceding sentence are herein referred to collectively as the "Financial Statements." Except as set forth therein or in the notes thereto or in Schedule 2.6, to the best knowledge of the Named Sellers, the Financial Statements have been prepared in conformity with the generally accepted accounting principles ("GAAP") consistently applied and in accordance with the books and records of the Company and are true and correct and present fairly the financial position, results of operations and other information included therein of the Company subject, in the case of unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP consistently applied during the periods involved.

    2.7.     OPERATIONS SINCE BALANCE SHEET DATE (a) Except as set forth in
Schedule 2.7(a), during the period from the Balance Sheet Date to the date hereof, inclusive, there has been:

	    (i) no material adverse change in the assets, properties, business, results of operations, liabilities or condition (financial or otherwise) of the Company and to the best of the knowledge of Named Sellers no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; or

	    (ii) no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking winch materially and adversely affects the results of operations, assets, properties, condition (financial or otherwise) or business of the Company.

     (b) Except as set forth in Schedule 2.7(b), since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course and in conformity with past practice. Since the Balance Sheet Date, except as set forth in Schedule 2.7(b), the Company has not:

								    - 5-

	    (i) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates (as defined in Section 10. 13.)), or mortgaged or pledged on, any of the assets reflected on the balance sheet as of the Balance Sheet Date or ary assets acquired after the Balance Sheet Date except for sales of inventory in the ordinary course of business consistent with past practice;

	    (ii) cancelled without fair consideration any debts owed to or claims held by the Company or waived any rights of material value;

	    (iii) created, incurred, guaranteed or assumed any indebtedness for borrowed money;

	    (iv) granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees except, in the case of employees, for increases in the normal course of operations consistent with past compensation practice or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, retirement, medical, hospital, disability, welfare or other employee benefit plan;

	    (v) sold, assigned or transferred any patents, trademarks, tradenames, copyrights, Software (as defined in Section 2.16) (except in the ordinary course of business consistent with past practice), trade secrets or other similar intangible assets;

	    (vi) declared, set aside or paid any dividend or made any other distribution (whether in cash, shares or other property) to any Seller;

	    (vii) purchased, redeemed, called for purchase or redemption or otherwise acquired any of the Common Shares or any other securities of the Company;

	    (viii) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction;

	    (ix) made any changes in the accounting methods or practices followed by the Company; or

	    (x) agreed or committed to do or authorized any of the foregoing.

     2.8. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.8, to the best of the knowledge of the Named Sellers, the Company is not subject to any material obligation or liability (including, without limitation, unasserted claims), whether absolute, contingent or accrued which is not shown or which is materially in excess of amounts shown or reserved for on the Company's balance sheet as of the Balance Sheet Date and none of which is a liability for Environmental Law matters, breach of contract, breach of warranty, tort, infringement or other lawsuit.



								   -6-

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


    2.9. TAXES. (a) Except as set forth in Schedule 2.9, (i) the Company has filed on or before the date hereof all Tax Returns (as defined in Section 10. 13) required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes (as defined in Section 10. 13) owed and required to be paid by the Company for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid by the Company;
(iii) all Taxes owed by the Company and required to be paid for all taxable years or periods ending on or before December 31, 1994, have been (or will be) timely paid; (iv) there is no action, suit, investigation, audit, claim, deficiencies or assessment pending or to the best of the knowledge of Named Sellers proposed or threatened with respect to Taxes of the Company and, to the best of the Companys and Named Sellers' knowledge, no basis exists therefor; (v) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; and (vi) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued and reserved against.

    (b) As a result of the transactions contemplated by this Agreement, there will be no "parachute payment" as that term is defined in Section 28OG of the Internal Revenue Code ("Code").

    2.10.   AVAILABILITY OF ASSETS AND LEGALITY OF USE. Except as set forth in
Schedule 2. 10, the assets owned or leased by the Company constitute all the assets used by the Company in the conduct of the Business (including, but not limited to, all computers and computer programs and data processing systems) and are in serviceable condition (subject to normal wear and tear) and are suitable for the uses for which they are intended. Except as set forth in
Schedule 2.10, to the best of knowledge of the Named Sellers, (a) all such assets and their uses materially conform to all applicable laws, regulations, rules, ordinances, codes, licenses and permits (zoning, environmental and occupational safety and health requirements of law ), and (b) no notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company.

    2.11. GOVERNMENTAL PERMITS. To the best of knowledge of the Named Sellers, the Company owns, holds or possesses all governmental licenses, permits, approvals and other authorizations ("Governmental Permits) to own, lease, operate and use its assets and properties which are necessary to conduct the Business. Schedule 2.11 sets forth a list and brief description of each such Governmental Permit.

     Complete and correct copies of all of the Governmental Permits have previously been disclosed to Buyer by the Company. The Company has materially fulfilled and performed its respective obligations under each of such Governmental Permits. No notice of cancellation, of default or of any dispute concerning any Governmental Permits, or of any event, condition or state of facts has been received or is known by the Company or any of the Named Sellers. Except as set forth in Schedule 2.1 1, each of the Governmental Permits is valid, subsisting and in full force and effect and will be in full force and effect on the Closing.

    2.12. REAL PROPERTY. Schedule 2.12 contains a brief list of each parcel of real property owned by the Company (the "Real Property") (showing the record title holder and location) and each option held by the Company to acquire any real property. The Company has good and marketable title to all such Real Property, subject to no material Encumbrance of any kind except liens for taxes


								  -7-
Page 33
not yet due and payable. Complete and correct copies of any title opinions, surveys and appraisals in the Companys possession or any policies of title insurance currently in force and in the possession of the Company with respect to each such parcel have previously been disclosed by the Company to Buyer.

    2.13.  REAL PROPERTY LEASES.  There are no real property leases.

    2.14. CONDEMNATION. Neither the whole nor any part of the Real Property listed in Schedule 2.12 is subject to any pending suit for condemnation or other taking by any public authority and, to the best of knowledge of the Company or the Named Sellers, no such condemnation or other taking is threatened.

    2.15. PERSONAL PROPERTY LEASES. Schedule 2.15 contains a brief description of each lease or other agreement involving rental payment in excess of $3,000 per year, under which the Company is lessee of, or holds or operates, any machinery, equipment, computer hardware and related equipment, vehicle or other tangible personal property owned by a third party.

    2.16.  INTELLECTUAL PROPERTY.   (a) Schedule 2.16 contains a list of:

	   (i) all patents and patent applications, (whether or not patentable or reduced to practice) owned or controlled by the Company;

	   (ii) all registered copyrights, and copyright applications owned or controlled by the Company;

	   (iii) all computer software programs and software systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company ("Software") material to the conduct of the Business including without limitation design and procurement Software but excluding accounting Software;

	   (iv) all trademarks, service marks and trade names for which registrations have been issued or applied for by the Company and all other trademarks, service marks and trade names owned or used by the Company or in which the Company holds any right, license, sublicense or interest; and

	   (v) all licenses, sublicenses, assignments or agreements which are material to the Company and which relate or pertain to intellectual property, mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party.

    (b) Except as set forth in Schedule 2.16, to the best of the knowledge of the Named Sellers, all patents listed in Schedule 2.16 are valid and in force and all patent applications of the Company listed therein are in good standing and, except as otherwise set forth in Schedule 2.16, the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances. All of the registrations



								      -8-
for trademarks, service, marks, trade names and copyrights listed in Schedule
2.16 as being owned, controlled or used by the Company are valid and in force and, except as otherwise set forth on Schedule 2.16, the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefor, free and clear of all Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefor and all the agreements, commitments, contracts, understandings, licenses, sublicenses and assignments listed in Schedule 2.16 have been delivered by the Company to Buyer.

    (c) Except as disclosed on Schedule 2.16, to the best of the knowledge of the Named Sellers, the Company owns the entire right, title and interest in and to, free and clear of all Encumbrances, or has the perpetual royalty-free right to use, all inventions, improvements, processes, formulae, trade secrets, Software, mailing lists, know-how, and proprietary or confidential information material to the conduct of the Business. To the best of the knowledge of the Named Sellers, no infringement of any patent, patent right, trademark, service mark, trade name, copyright, proprietary or other property right has occurred. No claim of invalidity of any patent described in
Schedule 2.16 has been made, and no proceedings are pending or, to the best of knowledge of the Company or the Named Sellers, threatened against the Company, which challenge the validity, ownership or use of any patent, trademark, service mark, trade name or copyright or the ownership or use of any other right or property described in Schedule 2.16, and, except as specifically disclosed in Schedule 2.16, none of the Company or any of the Named Sellers knows of any infringing use of any of the same by others.
Except as specifically disclosed in Schedule 2.16, none of the Company or any of the Named Sellers has had any notice of, and, to the best knowledge of the Company or the Named Sellers, there is no reasonable basis for a claim against the Company that the operations, activities, products, equipment, machinery or processes of the Company infringe the patents, or proprietary rights of others.

    (d) Except as set forth in Schedule 2.16, all Software (i) has been developed and used, and is owned exclusively, by the Company; (ii) to the best of the knowledge of the Named Sellers and the Company, has never been improperly copied or used in violation of any intellectual property right, agreement, license or sublicense; (iii) has been maintained and protected with confidentiality and non-disclosure agreements and such other measures as the Company believes are necessary to protect the proprietary, trade secret or confidential information contained therein; (iv) includes the source code, system documentation, as well as any pertinent commentary, explanation, program (including compilers), used for the development, maintenance and implementation of the Software; and (v) is not subject to any site, equipment or other operational limitations.

    (e) Except as set forth in Schedule 2.16, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Software on behalf of the Company have been party to a confidentiality and non-disclosure agreement with the Company.

     2.17. Accounts Receivable; Inventories. (a) All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business. All accounts receivable reflected on the Interim Balance Sheet Date are good and collectible in the ordinary course of business

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



consistent with the Company's past collection practices at the aggregate amounts recorded in respect thereof, net of an allowance for doubtful accounts reflected on the Interim Balance Sheet Date and any adjustments or allowances made in the ordinary course of business consistent with the Companys past practices.

    (b) Except as set forth in Schedule 2.17(b), the inventories of the Company reflected on the Balance Sheet Date are in good, merchantable and useable condition and are reflected on the Balance Sheet Date in accordance with generally accepted accounting principles and are reflected on the books and records of the Company at the lower of average cost or market value. Except as set forth in Schedule 2.17(b), all inventories of the Company are held at the facility listed in Schedule 2.12 and no inventory is held on consignment by or for the Company.

     2.18. TITLE TO ASSETS. Except as set forth in Schedule 2.18, the Company has good title to all of its tangible assets reflected on the Balance Sheet Date or thereafter acquired, free and clear of all material
Encumbrances.

     2.19. EMPLOYEES. Correct and complete copies of each of the following have been delivered by the Company to Buyer: (a) a list of all employees of the Company (including those on disability) as of May 31, 1995 and (b) the annual compensation of such employees.

     2.20. EMPLOYEE RELATIONS. (a) Except as set forth in Schedule 2.20, to the best of the knowledge of the Named Sellers, the Company has complied with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and to the operation of the Business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

    (b) The Company is not a party to, and to the best of the knowledge of the Named Sellers is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees.

    2.21. EMPLOYEE BENEFIT PLANS. (a) Set forth in Schedule 2.21 (a), is a true and complete list of each of the following to which the Company or any ERISA Affiliate (as defined in Section 10.13) of the Company is a party or by which it is bound or otherwise required to make payment at any time:

	   (i) any performance, bonus, incentive, savings, stock option, severance, vacation pay, holiday pay, paid-time off, hospitalization or other medical, dental, disability, life or other insurance, excess benefit or other employee benefit plan, program, policy, payroll practice, trust or arrangement of any kind, whether written or oral, binding or non-binding, other than those described on Schedule 2.21(b) hereof, (collectively, the "Non-Pension Benefit Plans");

	   (ii) any other plan, agreement, arrangement, policy or understanding, whether written or oral, relating to any other compensation or benefits, in which any current or former officer, director or employee of the Company participates ("Compensation Commitments").

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


	   True and complete copies of all written Non-Pension Benefit Plans and Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Non-Pension Benefit Plan and Compensation Commitments have been disclosed or delivered to Buyer.

	 (b) Set forth in Schedule 2.21(b) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or an ERISA Affiliate of the Company, or with respect to which the Company or an ERISA Affiliate of the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate of the Company due to such employment (the "Pension Benefit Plans". Neither the Company nor any ERISA Affiliate of the Company has maintained or contributed to or is required to contribute or otherwise has any liability or could be expected to have liability of any kind whatsoever, whether contingent or otherwise, with respect to Pension Benefit Plans that is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

	 (c) The Company has delivered to Buyer, with respect to each of the Pension Benefit Plans true and complete copies, as applicable, of (i) all plan documents, including investment agreements or arrangement, and amendments, trust agreements and insurance and annuity contracts and policies, (ii) the most recent determination letter issued by the Internal Revenue Service ("IRS") in response to an application filed on Form 5300, 5301, 5303 or 53 10, (iii) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed three plan years, (iv) the current and prior summary plan description, (v) the financial statements for the most recently completed three plan years, and (vi) all material correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation (the "PBGC"). In addition, the Company has provided to Buyer a complete list of all individuals not actively employed by the Company who, as of the date hereof, are receiving benefits or who are entitled to future benefits under any Pension Benefit Plan, Compensation Commitment or Non-Pension Benefit Plan (collectively the "Benefit Plans"), including all individuals receiving benefits pursuant to Part 6 of Title I of ERISA.

	 (d) Neither the Company nor any ERISA Affiliate has maintained or been required to make any payment to a Pension Benefit Plan subject to Title IV of ERISA at any time since January 2, 1974.

	 (e)    Each of the Benefit Plans which is intended to qualify under
Section 401 (a) of the Code has received a favorable determination letter from the IRS that such plan is so qualified under the Code as amended to the date hereof, and no circumstances exist which would cause any such plan to cease being so qualified. Except as disclosed in Schedule 2.2 1 (b), each of the Benefit Plans (i) has been administered in accordance with its terms and
(ii) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the Code. Except as disclosed in Schedule 2.21 (b), neither the Company nor any ERISA Affiliate of the Company has any obligations under any of the Benefit Plans or otherwise to provide health benefits to its former employees, except as specifically required by law. The Company and all ERISA Affiliates of the Company have at all times complied with the health care continuation requirements of Part 6 of Title I of ERISA.

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


	 (f) Neither the Company nor any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Benefit Plans which could subject any such plan (or its related trust), the Company or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.

	(g) There is no pending or threatened claim in respect of any of the Benefit Plans other than usual claims for benefit payments according to Benefit Plan provisions.

	(h) There are no Non-Pension, Compensation Commitments, nor Pension Benefit Plans other than those listed in Schedules 2.21 (a) and 2.21 (b) and there are no prior Pension Benefit Plans which were terminated since September 2, 1974.

	 2.22. CONTRACTS. Except as set forth on Schedule 2.22 or any other Schedule hereto, the Company is not a party to or bound by:

	 (a) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

	 (b) any contract which relates to the purchase, licensing or development of any computer software, hardware or data bases used or to be used by the Company;

	 (c) any purchase order, agreement or commitment obligating the Company to purchase any products and which (i) is not terminable by the Company without payment or penalty upon 60 days' (or less) notice, or (ii) relates to purchases or sales in an aggregate amount exceeding $100,000; or any agreement or commitment to sell any products which is presently expected to result in a loss upon completion or performance thereof in an amount in excess of $100,000;

	 (d) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $100,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability;

	 (e) any joint venture, partnership or other arrangement involving a sharing of profits involving the Company;

	 (f) any agreement which includes provisions regarding minimum or volume discounts, rebates, discounts, bonuses, commission or other payment with respect to the sale of any product of the Company;

	 (g) any consignment, distributor, dealer, manufacturer's representative, sales agency contract;

	 (h) any agreement limiting the Company's ability to engage in any business anywhere in the world;

	 (i) any material contract not made in the ordinary course of business;

	 (j) any other contract, agreement, commitment, understanding or instrument which is material to the Company other than this Agreement.

	 2.23. STATUS OF CONTRACTS. Each of the leases, contracts and other agreements listed on Schedules in this Agreement (collectively, the "Material Contracts"), constitutes a valid and binding obligation of the Company and, to the knowledge of the Company or any of the Named Sellers, is in full force and effect and each of the Material Contracts will continue in full force and effect on the Closing Date if not sooner terminated pursuant to its terms. The Company has fulfilled and performed its obligations under each of the Material Contracts and the Company is not in, or to the best of knowledge of the Named Sellers alleged to be in, breach or default under any of the Material Contracts. To the knowledge of the Company or any of the Named Sellers, no other party to any of the Material Contracts has breached or defaulted thereunder. The Company is not currently renegotiating any of the Material Contracts or paying liquidated damages thereunder.

	 2.24. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth on Schedule 2.24: to the best of the knowledge of the Company and the Named Sellers.

	 (a) The Company has materially complied with all laws, regulations, rules, injunctions, ordinances, decrees or orders of any Governmental Body which are applicable to the Company;

	 (b) No notice has been served upon the Company by any Governmental Body or other person of any currently existing violation of any law;

	 (c) There are no lawsuits, claims, suits, proceedings or investigations pending or, threatened against the Company nor is there any basis for any material lawsuit, claim, suit or proceeding;

	 (d) There is no action, suit or proceeding pending or, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

	 2.25. INSURANCE. (a) Schedule 2.25(a) sets forth a list and brief description (including nature of coverage, limits, deductibles and premiums with respect to each type of coverage) of all policies or binders of insurance (including directors and officers insurance) maintained, owned or held by the Company which are in effect on the date hereof. To the best of the knowledge of the Company and the Named Sellers, such policies and binders are in full force and effect. The Company has complied with each of such insurance policies and binders and has not failed to give any material notice or present any claim thereunder in a due and timely manner. There are no outstanding unpaid claims under any of such insurance policies or binders and except as set forth in Schedule 2.25 (a), the Company has not received any notice of cancellation or nonrenewal of any such policy or binder. Since January 1, 1992, the Company has not been denied any insurance or indemnity bond coverage which it has requested, or received written notice from any of its insurance carriers that any insurance premiums will be materially increased, or that any insurance coverage so listed in such Schedule will not be available in the future on substantially the same terms as now in effect.


								  -13-

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


Since January 1, 1992, no insurance carrier has cancelled or reduced any insurance coverage for the Company or has given any notice or other indication of its intention to cancel or reduce any such coverage. All current premiums due and payable under any such insurance policies or binders have been duly paid. The Company has not received any inspection reports since January 1, 1992 from insurance underwriters as to the condition of any of the assets or properties of the Company.

	(b) Schedule 2.25(b) sets forth (i) the nature of any worker's compensation claims experienced by the Company in the fiscal year ended December 31, 1994 and all worker's compensation claims that are open on the date hereof; (ii) the amounts paid thereon to the date hereof; (iii) the current status of each; and (iv) for each such claim that is open, the amounts reserved therefor.

	2.26.  ENVIRONMENTAL PROTECTION. (a) Except as set forth in Schedule
2.26 (a) and to the best of the knowledge of the Company and the Named Sellers, all facilities (including building and equipment) and real property (including underlying groundwater and whether currently or previously owned or operated by the Company), were, during any period of ownership or operation by the Company and continue to be, in material compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations, decrees or orders of any Governmental Body relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws").

	(b) Except as specifically set forth on Schedule 2.26(b), there has been no past, and there are no pending or, to the knowledge of the Company or any of the Named Sellers, threatened claims, lawsuits, complaints, notices or requests for information received by the Company with respect to any potential liability or any alleged violation of any Environmental Law including the Release or threatened Release of any Contaminant (each as defined in Section 10.13); or

	(c) Except as set forth on Schedule 2.26(c), during any period of ownership or operation by the Company, there has been no Release of any Contaminant by the Company on, in, under or from any facility now or previously owned, operated or leased by the Company.

	(d) No property now or previously owned, operated or leased by the Company is listed or, to the knowledge of the Company or any of the Named Sellers, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation Liability Infomiation System List ("CERCLIS") or on any similar state list of sites requiring investigation or clean-up.

	(e) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, or surface impoundments on or under any property now or previously owned, operated or leased by the Company.

	(f) The Company has not directly transported or directly arranged for the transportation of any hazardous substances or hazardous wastes to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other


								    -14-
Page 40
investigations which may lead to material claims against the Company, including but not limited to, claims under CERCLA.

	(g) During any period of ownership or operation by the Company, there were and are no polychlorinated biphenyls (PCB) or asbestos in a condition which requires abatement under current laws and regulations present at any facility now or previously owned, operated or leased by the Company.

	(h) The Company is not subject to the environmental liabilities of any third party, including any former subsidiary.

	(i) Schedule 2.26(j) sets forth a true and complete list of each facility previously owned, operated or leased by the Company or any of its current or former subsidiaries.

	2.27. SELLERS' ASSETS. Except as set forth in Schedule 2.27, none of the Sellers owns any assets or properties relating to or used by the Company in the Business.

       2.28. DEPOSITARIES. Schedule 2.28 sets forth (a) the name and a brief description of all bank accounts, lock-boxes, safe deposit boxes, money market funds, certificates of deposit, shares, bonds, notes and other securities in the name of or owned or controlled by the Company and the names of all persons authorized to draw thereon or to have access thereto.

       2.29. TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 2.29, since January 1, 1992, there have been no material transactions other than compensation in the ordinary course of business in respect of the Company between the Company and any officer, director or other Affiliate of the Company (including spouses, children and other relatives of any of the foregoing).

       2.30. NO FINDER. Except for Raffensperger, Hughes & Co., the fees and expenses of which will be paid by the Sellers, neither Sellers nor the Company or any party acting on any of their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.
The Company has previously delivered to Buyer a true, correct and complete copy of any engagement or fee agreement between the Company and Raffensperger, Hughes & Co.


			       ARTICLE III

		 REPRESENTATIONS AND WARRANTIES OF BUYER

       As an inducement to the Company and Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to the Company and Sellers and agrees as follows:

       3.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full corporate power and authority to own or lease and to operate and


								    -15-

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

use its properties and assets and to carry on its business as now conducted.

       3.2. AUTHORITY OF BUYER. Buyer has the corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto (the "Buyer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

       The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary corporate action on behalf of Buyer's Board of Directors and do not require any further authorization or consent of Buyer. This Agreement constitutes and each Buyer Ancillary Agreement, when executed and delivered by Buyer and the other parties thereto, will constitute the legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms.

       Neither the execution and delivery of this Agreement or any Buyer Ancillary Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated hereby or thereby nor compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

      (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, the Articles of Incorporation or By-Laws of Buyer or any material agreement or any judgment, order, award or decree to which Buyer is a party or any of its properties is subject or by which Buyer is bound; or

      (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory body, except for such filings or approvals as may be required under the Improvements Act.

       3.3. NO FINDER. Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


				  ARTICLE IV

		       ACTION PRIOR TO THE CLOSING DATE

	The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

	4.1. DUE DILIGENCE INVESTIGATION OF THE COMPANY BY BUYER. The Company shall afford to the officers, employees and authorized representatives of Buyer (including, without Stations independent public accountants, attorneys, environmental consultants and engineers) complete access during


								   -16-
normal business hours to the offices, properties, employees and other representatives of the Company and business and financial records (including computer files) of the Company to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Company and its properties, assets, business and operations as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in Article 11, to verify that the covenants of the Company and the Named Sellers in Section 4.3 have been complied with and to determine whether the conditions set forth in Article VI have been satisfied. Buyer agrees that such due diligence investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No due diligence investigation by Buyer or its representatives hereunder shall affect the representations and warranties of the Company and Sellers hereunder or the obligations of Sellers pursuant to Article VIII hereof.

	4.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company and the Named Sellers upon obtaining actual knowledge thereof shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against the Company or any Seller, and of any facts or circumstances as to which the Company or any Seller obtains knowledge that cause any of the Compaity's and Sellers' representations and warranties contained herein or relating to any matters required to be set forth in the Schedules hereto to be untrue. The Company and the Named Sellers promptly shall notify Buyer of any change or event prior to the Closing which would reasonably be expected to materially and adversely affect the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

	4.3. OPERATIONS PRIOR TO THE CLOSING DATE. (a) Except as expressly specified in this Agreement, the Named Sellers shall cause the Company to, and the Company shall, operate and carry on its business only in the ordinary course and substantially as presently operated. In furtherance, the Company shall (i) keep and maintain its assets and properties in good operating condition and repair (normal wear and tear and damage by unavoidable casualty excepted), (ii) use its best efforts consistent with good business practice to maintain the business organization of the Company intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company, and
(iii) use its best efforts to continue all existing policies of insurance in full force and effect and at least at such levels as are in effect on the date hereof, and in any event to continue to carry such insurance as is consistent with the Company's past practices.

	(b) Notwithstanding Section 4.3(a), except as expressly contemplated by this Agreement or except with the express prior written approval of Buyer, the Named Sellers shall not permit or cause the Company to, and the Company shall not:

	(i) amend its Articles of Incorporation as amended or Code of Regulations;


								    -17-
Page 43

	(ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase Common Shares or otherwise) any Common Shares or securities exchangeable for or convertible into Common Shares or other securities, except that the Company may grant stock options covering no more than one thousand (1,000) Common Shares and may permit the exercise of such options and of its existing options covering 24,000 Common Shares;

      (iii) split, combine or reclassify any Common Shares or declare, set aside or pay any dividends or make any other distributions (whether in cash, shares or other property) in respect of the Common Shares;

       (iv) make any material change in the Company's business or the operations of the Company or make any expenditure in respect thereof or in respect of the purchase of assets (other than the purchase of inventories in the normal course of the Company's business) which shall exceed $100,000 in the aggregate;

       (v) enter into any contract, agreement, undertaking or commitment (or any extension or renewal thereof which would have been required to be set forth in Schedule 2.22;

       (vi) amend or consent to the amendment of any contract, agreement, undertaking or commitment listed in Schedule 2.22, the aggregate effect of which is to cause the terms of such contract, agreement, undertaking or commitment to be less favorable to the Company or Buyer than prior to such amendment or consent to amendment;

       (vii) sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose any Encumbrance on, any of the properties or assets of the Company other than inventory sold in the ordinary course of the Company's business consistent with past practice;

       (viii) create, incur, guarantee or assume, or agree to create, incur, guarantee or assume, any indebtedness for borrowed money or enter into any capitalized lease obligations;

       (ix) cancel or agree to cancel without fair consideration therefor any debts owed to or claims held by the Company (including the settlement of any claims or litigation);

       (x) cancel any existing policies or binders of insurance or take or fail to take any action as a result of which insurers under such policies or binders could avoid liability for claims arising thereunder;

       (xi) enter into any contract for the purchase of real estate or exercise any option to purchase real estate or enter into any lease of real estate;


								      -18-

       (xii) enter into any negotiation or transaction relating to the merger or consolidation of, or the sale of any Common Shares of the Company, or the sale, lease or other disposition of any substantial portion of its properties or business;

       (xiii) initiate or acquiesce in any zoning variation or reclassification of the real estate listed in Schedule 2.12;

       (xiv) accelerate or delay collection of any notes or accounts receivable generated by the Company in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

       (xv) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

       (xvi) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Company to vary in any material respect from the levels customarily maintained by the Company except to the extent necessary to carry on the Business.

      (xvii) amend or modify in any respect any Benefit Plan or Compensation Commitment or any of the Companys Benefit Plans (except, in the case of Compensation Commitments and Benefit Plans subject to the requirements of the Tax Reform Act of 1986, or such changes as are required by law);

      (xviii) make any change in the accounting policies applied in the preparation of the financial statements included in Schedule 2.6; or

      (xix)    agree or commit to do or authorize any of the foregoing.


				ARTICLE V

			 ADDITIONAL AGREEMENTS

      5.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. In furtherance of the sale of the Purchased Shares and the Company to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Company and the Business, each of the Named Sellers, individually covenants and agrees that, for a period ending on the third anniversary of the Closing Date, neither such Named Seller nor any of its Affiliates will:

	     (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the Business anywhere in the



								  -19-

      United States (it being understood by the parties hereto that the Business is not limited to any particular region of the United States and that such business may be engaged in effectively from any location in the United States); or

	    (ii) induce or attempt to persuade any employee, agent or customer of the Company to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business;

provided, however, that nothing set forth in this Section 5.1 shall prohibit the Named Sellers or their Affiliates from owning not in excess of 5% in the aggregate of any class of capital Shares of any corporation if such shares are publicly traded and listed on any national or regional Shares exchange or reported on the National Association of Securities Dealers Automated Quotations (NASDAQ) System. In addition, each of the Named Sellers covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or it's Affiliates.

      In the event any of the Named Sellers or any Affiliate of the Named Sellers violates any of its obligations under this Section 5.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. The Named Sellers acknowledge that a violation of this Section 5.1 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. The Named Sellers therefore agree that in the event of any actual or threatened violation of this Section
5. 1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against the Named Sellers or such Affiliate of the Named Sellers to prevent any violations of this Section 5.1, without the necessity of posting a bond. The prevailing party in any action commenced under the Section 5.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 5. 1, any term, restriction, covenant or promise in this Section 5.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

	The covenants contained in this Section 5.1 are personal to each Named Sellers and no breach of such covenants by a Named Seller shall give rise to any claims by Buyer against, or liability to the Buyer on the part of, the Company or any other Seller or Named Seller.

	5.2. TAX MATTERS. (a) Liability for Taxes. (i) To the extent not paid by the Company, or any Subsidiary, the Sellers shall be liable for, and indemnify Buyer against, all Taxes owed by the Company and required to be paid for all taxable years or periods ending on or before December 31, 1994 which have not been so paid. Notwithstanding the eighteen (18) month indemnification period set forth in Section 8. 1, liability for taxes hereunder shall terminate on the third anniversary of the Closing Date. Furthermore, the indemnification for tax liability pursuant to this Section 5.2 shall not be subject to the

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


$100,000 or $300,000 limitation set forth in Section 8.1 but shall be subject to the Limitation of Liability set forth in Section 8.7.

       (ii) Buyer shall be liable for, and indemnify the Sellers against Taxes owed by the Company, or any Subsidiary, and required to be paid for any taxable year or period that begins after December 31, 1994.

       (iii) The Company has previously delivered to Buyer true and complete copies of: (A) such income Tax Returns of the Company and each Subsidiary as have been requested by Buyer; (B) any other Tax Returns requested by Buyer; and
(C) any workpapers or other supporting data requested by Buyer.

       (b) Tax Returns. (i) The Company shall timely file or cause to be timely filed when due (taking into account all lawful extensions timely obtained) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary on or prior to the Closing Date and the Company shall remit (or cause to be remitted) any taxes due in respect of such Tax Returns. All Tax Returns which the Company is required to file or cause to be filed in accordance with this paragraph (b) shall be prepared and filed in a manner consistent with past practice.

      (ii) With respect to Tax Returns not required to be filed until after the Closing Date, Buyer shall cause the Company to prepare and file when due (taking into account all lawful extensions timely obtained) all such Tax Returns that are required to be filed with respect to the Company and each Subsidiary. Such Tax Returns shall be prepared by the Company in a manner consistent with this Section 5.2 and, to the extent such Tax Returns involve interest and penalties for which Sellers may have an indemnity obligation under the Section 5.2, shall be made available to the Seller Representative for review and comment a reasonable time prior to filing, and in no event less than thirty (30) days, before they are due to be filed.

      (c) Contest Provisions. (i) Buyer shall notify the Seller Representative in writing upon receipt by Buyer, any of its Affiliates, or the Company or any Subsidiary of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may materially affect the Tax liabilities of the Company or any Subsidiary for which the Named Sellers would be required to indemnify Buyer pursuant to paragraph (a) of this
Section 5.2, provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent that Sellers shall have been prejudiced by such failure.

      (ii) The Seller Representative shall have the sole right to represent the Companys and each Subsidiary's interests in any Tax audit or administrative or court proceeding relating to Taxable periods ending on or before December 31, 1994, and to employ counsel or other professionals of its choice at its expense for such purpose, provided, however, that Buyer and its representatives shall be permitted, at Buyer's expense, to be present at, and participate in, any such audit or proceeding. Notwithstanding the foregoing, the Seller Representative shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer, the Company, any Subsidiary or

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

any Affiliate thereof for any period after the Closing Date to any extent without the prior written consent of Buyer; provided, however, that if Buyer determines for any reason not to consent to such settlement, Seller's liability under Section 5.2(a) of this Agreement to indemnify Buyer against such Taxes shall be limited to the amount Sellers would have paid in such settlement and Buyer shall bear the costs of continuing such proceeding.

       (d) Assistance and Cooperation. After the Closing Date, each of the Named Sellers and Buyer shall (and cause their respective Affiliates to) at their own expense:

       (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 5.2;

       (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Subsidiary;

       (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary;

       (e) Expense. Expenses incurred me connection with any Tax audit or administrative or court proceedings relating to Taxable periods ending on or before the Closing Date shall not be deemed to be "Expenses" for purposes of
Section 8 of this Agreement.

       5.3. ACQUISITION PROPOSALS. Neither the Named Sellers nor the Company's officers, directors, agents or Affiliates, or any custodian, receiver, liquidator, assignee, trustee, or other similar official of the Named Sellers, the Company or of all or any portion of their respective property, shall directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any person (other than Buyer and its Affiliates), or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any substantial part of the assets, properties, or business of the Company or any of the Common Shares of the Company, whether by merger, purchase of Common Shares or assets or otherwise.

       5.4. IMPROVEMENTS ACT FILINGS. Buyer and the Company shall promptly make their respective filings, and shall thereafter promptly make any required submissions, under the Improvements Act with respect to the Purchased Shares. Each of Buyer and the Company will use its best efforts to cause the satisfaction of the waiting period under the Improvements Act. Buyer and the Company will furnish to each other such necessary information and reasonable assistance as may be requested in connection with their respective preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the Improvements Act. Buyer and the Company will supply each other with copies of all correspondence, filing or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives

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



and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.


				  ARTICLE VI

		  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions.

      6.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by the Company, the Named Sellers or Sellers in the performance of any of their respective covenants, agreements and obligations herein; each of the representations and warranties of the Company, the Named Sellers and Sellers contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (unless they expressly speak as of a specific date other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date); and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed by the President of the Company and by each of the Named Sellers.

      6.2. NO CHANGES OR DESTRUCTION OF ASSETS. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change (regardless of insurance coverage therefor) in the assets, properties, business, results of operations, liabilities, prospects or condition (financial or otherwise) of the Company and (b) no material adverse federal or state legislative or regulatory change affecting the Company or its products and services; and there shall have been delivered to Buyer a certificate to such effect based on the best of the knowledge of the President, dated the Closing Date and signed by the President of the Company.

      6.3. OPINION OF COUNSEL FOR THE COMPANY AND SELLERS. (a). Buyer shall have received from counsel for the Company and Sellers, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect set forth in Exhibit B. (b) Buyer shall have received from patent counsel for the Company, an opinion dated the Closing Date in form and in substance reasonably satisfactory to Buyer and its counsel.

      6.4. RESIGNATIONS OF OFFICERS AND DIRECTORS; RELEASE. The Company and the Named Sellers shall have furnished Buyer with signed resignations, effective as of the Closing, of the outside directors of the Company listed in
Schedule 6.4.

     6.5. NO RESTRAINT. (a) There shall not be in effect or, to the best knowledge of Buyer, the Named Sellers or the Company, threatened any preliminary or permanent injunction or other order, decree or ruling by a Governmental Body, no requirements of law shall have been promulgated or enacted by a Governmental Body, and there shall not be in effect or, to the best knowledge of Buyer, the Named Sellers or the Company, threatened any order of a Governmental Body, which, in any case, restrains or prohibits the transactions contemplated hereby.

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



     (b) Except as set forth in or contemplated by Schedule 2.24, there shall be no lawsuits, claims, suits, proceedings or investigations which would involve an expense in excess of $50,000 pending or, to the best knowledge of Buyer, the Named Sellers or the Company, threatened (i) against Buyer or the Company in respect of the Company or its assets, properties or business. or
(ii) which assets illegality or asserts a breach of the duty of the Board of Directors of the Company regarding the transactions contemplated hereby.

     6.6. NECESSARY APPROVALS AND CONSENTS. The Company and the Named Sellers shall have delivered to Buyer such evidence as Buyer may reasonably request of the receipt of all approvals and actions of any third party or Governmental Body specified in Schedule 2.5, and Buyer shall have received all approvals and actions of any third party or Governmental Body specified in Schedule 2.5.

     6.7. IMPROVEMENTS ACT WAITING PERIOD. The applicable waiting period under the Improvements Act shall have been expired or terminated.

     6.8. ESCROW AGREEMENTS. Buyer, the Seller Representative and the Escrow Agent shall have entered into the Indemnity Escrow Agreement.

     6.9. EXECUTION OF AGREEMENT AND DELIVERY OF PURCHASED SHARES. Each and every Seller shall have executed this Agreement and delivered to Buyer an agreement cancelling any Options held by such Seller and/or a certificate or certificates for the Purchased Shares held by such Seller, duly endorsed by such Seller in blank or accompanied by stock powers duly executed by such Seller in blank, in each case, in form satisfactory to Buyer.

     6.10 CASH BALANCE. The average book cash balance for the thirty (30) days immediately preceding the Closing Date shall be $3 million.


				 ARTICLE VII

	       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

      The obligations of Sellers under this Agreement shall, at the option of Sellers, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

      7.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller Representative or any transaction contemplated by this Agreement; and there shall have been delivered to the Seller Representative a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by its President or any Vice President.



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



     7.2. CORPORATE ACTION. Buyer shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished Sellers with certified copies of resolutions adopted by the Board of Directors of Buyer, in form and substance reasonably satisfactory to counsel for Sellers, in connection with such transactions.

     7.3. NO RESTRAINT. (a) There shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a Governmental Body, no requirements of law shall have been promulgated or enacted by a Government Body and there shall not be in effect any order of a Governmental Body, which, in any case, restrains or prohibits the transactions contemplated hereby.

     (b) Except as set forth in or contemplated by Schedule 2.24, there shall be no action, suit or proceeding pending or, to the best knowledge of Buyer, the Named Sellers or the Company, threatened which questions the legality or propriety of the transactions contemplated hereby.

     7.4. NECESSARY APPROVALS AND CONSENTS. The Company and Sellers shall have received all approvals and actions of any third party or Governmental Body specified in Schedule 2.5, which in each case has been denoted therein as being a condition to the Sellers' obligation to consummate the Closing.

     7.5. IMPROVEMENTS ACT WAITING PERIOD. The applicable waiting period under the Improvements Act shall have been expired or terminated.

     7.6. ESCROW AGREEMENTS. Buyer, the Seller Representative and the Escrow Agent shall have entered into the Indemnity Escrow Agreement.



				ARTICLE VIII

			      INDEMNIFICATION


     8.1. INDEMNIFICATION BY SELLERS. Each Seller jointly agrees (except that each Seller individually agrees with respect to its representations and warranties in Section 2.4 and 2.5) to indemnify and hold harmless Buyer from and against any and all Losses and Expenses incurred by Buyer in connection with or arising from:

     (a) any material breach, by the Company or Sellers of, or any other material failure of the Company or Sellers to perform, any of its or their respective covenants, agreements or obligations in this Agreement or in any other agreement executed and delivered by or on behalf of the Company or any Seller pursuant to this Agreement or in any certificate or other document delivered by the Company or any Seller pursuant to this Agreement;



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


     (b) any material breach, of any warranty or the material inaccuracy, of any representation of the Company or Sellers contained or referred to in this Agreement or any certificate or other document delivered by or on behalf of the Company or any Seller pursuant hereto;

     (c) (i) the occupancy, operation, use or control by the Company of any of the Real Property listed on Schedule 2.12 prior to the Closing Date or (ii) the operation of the Companys business at the Real Property by the Company listed on Schedule 2.12 prior to the Closing Date, or (iii) the ownership, occupancy, operation, use, or control of any real property, owned or occupied by the Company prior to the date of this Agreement or (iv) the operation of the Company's business at any owned real property described in clause (iii) above, such Losses and Expenses in each case incurred or imposed as a requirement of or in connection with the compliance by the Company with any Environmental Laws as a result of any action by the Company which caused a violation of such Environmental Laws or in connection with or arising from any Release by the Company or presence of any Contaminant Released by the Company on, at or from
(A) any such real property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon and soil or groundwater thereunder) or any conditions whatsoever arising from actions of the Company on or under such real property or (B) any real property or facility owned by a third party at which Contaminants whenever generated by the Company were sent prior to the Closing Date; provided, however, that Sellers' indemnity in this Section 8.1 (c) shall apply to actions or omissions by the Company taken prior to the Closing Date which caused a violation of any Environmental Laws, but shall not apply to actions or omissions of third parties in consequence of which the Company may nevertheless have liability for Remedial Action or have other liability under any Environmental Laws;

The indemnification provided for in this Section 8.1 shall terminate eighteen
(18) months after the Closing Date (and no claims shall be made by Buyer under this Section 8.1 thereafter), except that the indemnification by Sellers shall continue in any event as to:

	(i) any breach, of any warranty or the inaccuracy, of any representation of Seller contained or referred to in Section 2.1, 2.3, 2.4, or 2.5 as to all of which no time limitation shall apply;

	(ii) the covenants of Sellers set forth in Section 1.8, 5.1 or 10.10 as to which no time limitation shall apply;

	(iii) any Loss or Expense as to which Buyer has notified Sellers in accordance with the provisions of Section 8.3 on or prior to the date such indemnification obligation would otherwise terminate in accordance with this Section 8.1, as to which the indemnification obligations of Sellers shall continue until the liability of Sellers shall have been determined pursuant to the Article VIII,and Sellers shall have indemnified and reimbursed Buyer for the full amount of such Loss and Expense in accordance with this Article VIII.

     (d) any claim, action or suit by Raffensperger, Hughes & Co. resulting from or arising out of their representation of the Company or its Sellers;

     (e)  any claim, action or suit by Shareholders of the Company;

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



provided, however, that Sellers shall be not be required to indemnify and hold Buyer harmless with respect to any Losses or Expenses incurred by Buyer unless the amount of each Loss and Expense is equal to $100,000 or more, or the aggregate amount of such Losses and Expenses exceeds $300,000, and in such event Sellers shall be responsible for all such Losses or Expenses including amounts included with in such $100,000 or $300,000 amount. For purposes of this Article VIll, any Loss and Expense exceeding the amounts set forth herein shall be deemed "material."

     8.2. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless each Seller from and against any and all Loss and Expense incurred by such Seller in connection with or arising from:

     (a) any breach, by Buyer of, or other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or any agreement or instrument contemplated hereby or certificate or other document delivered by Buyer pursuant to this Agreement; or

     (b) any breach, of any warranty or the inaccuracy, of any representation of Buyer contained or referred to in this Agreement or in any certificate or other document delivered by or on behalf of Buyer pursuant hereto.

The indemnification provided for in this Section 8.2 shall terminate as of the the Closing Date (and no claims shall be made by Seller under this Section 8.2 thereafter), except that the indemnification by Buyer shall continue in any event as to:

	    (i) the representations and warranties of Buyer set forth infections 3.1, 3.2, 3.3 and 10.10; and

	    (ii) any Loss or Expense of which Seller Representative have notified Buyer in accordance with the requirements of Section 8.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article VIII, and Buyer shall have reimbursed Sellers for the full amount of such Loss and Expense in accordance with this
      Article VIII.

provided, however, that Buyers shall be not be required to indemnify and hold Sellers harmless with respect to any Losses or Expenses incurred by Sellers unless the amount of each Loss and Expense is equal to $100,000, or more, or the aggregate amount of such Losses and Expenses exceeds $300,000, and in such event Buyer shall be responsible for all such Losses or Expenses including amounts included within such $100,000 or $300,000 amount.

      8.3. NOTICE OF CLAIMS. (a) Buyer or Sellers seeking indemnification shall give to the Escrow Agent and the party obligated to provide indemnification a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument upon which such claim is based; provided, that a Claim Notice by or against a third person shall be given

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



promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

      (b) After the giving of any Claim Notice, the amount of indemnification to which an indemnificd person shall be entitled under this
Article VIII shall be determined: (i) by the written agreement between the indemnified person and the indemnifying party; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the indemnified person and the indemnifying party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The indemnified person shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

      8.4. THIRD PARTY CLAIMS. The indemnifying person shall have the right to conduct and control, any third party claim, action or suit, and the indemnifying person may compromise or settle the same, provided that the indemnifying person shall give the indemnified party advance notice of any proposed compromise or settlement. The indemnifying person shall permit the indemnified party to participate in the defense of any such action or suit, provided that the fees and expenses of its counsel shall be borne by the indemnified party.

      8.5. SUBSEQUENT DISPOSITIONS. Buyer's right to indemnification hereunder shall not be affected by any subsequent disposition of any of the assets of the Company or any of the Common Shares.

      8.6. CERTAIN CONFLICTS. If there shall be any conflicts between the provisions of this Article VIII and Section 5.2, the provisions of Section 5.2 shall control.

      8.7 LIMITATION OF LIABILITY. The maximum aggregate amount recoverable by Buyer under the tax indemnification provisions of Section 5.2 and for Losses and Expenses incurred by Buyer in connection with or arising from this Agreement shall be equal to the Escrow Amount ($1.1 Million).

				ARTICLE IX

				TERMINATION

      9.1. TERMINATION. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing: (i) by the mutual consent of Buyer and the Sellers Representative; (ii) by Buyer in the event of a material breach by the Company, Sellers or the Named Sellers of any of their respective representations, warranties, covenants, agreements or obligations contained in this Agreement or if any of the Company, Sellers' or the Named Sellers' representations or warranties contained in this Agreement shall have been inaccurate in any material respect when made; (iii) by the Seller Representative in the event of a material breach by Buyer of any of its representations, warranties, covenants, agreements or obligations contained in this Agreement or if any of Buyers representations or warranties contained in this Agreement shall have been inaccurate in any material respect when made; (iv) by Buyer or the Seller

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



Representative if the Closing shall not have occurred on or before July 15, 1995 (or such later date as may be mutually agreed to by Buyer and the Seller Representative); or (v) by Buyer if, since the date of this Agreement there shall have occurred any material adverse change (whether or not covered by insurance) in the assets, properties, business, results of operations, liabilities, prospects or condition (financial or otherwise) of the Company.

     (b) In the event that this Agreement shall be terminated pursuant to this Article IX, all further obligations of the parties under this Agreement (other than Section 10.2 or 1O.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.


				ARTICLE X

			   GENERAL PROVISIONS

      10.1. SURVIVAL. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except for the representations and warranties contained in Section 2.1, 2.3, 2.4, 2.5, 3.1, 3.2 or 3.3, and the covenants set forth in Section 1O.1O, as to all of which no time limitation shall apply, and except as otherwise provided in Article VIII, Sections 5.1 or 5.2, the representations and warranties contained in Article II and III shall terminate eighteen (18) months after the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article II or III or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

      10.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources or (e) such party is required to disclose pursuant to judicial order or, in the opinion of counsel, pursuant to applicable law or the rules of any national securities association. Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this Section 10.2 by the other party, it is agreed that other remedies cannot fully compensate the aggrieved party for such a violation of this Section 10.2 and that the aggrieved party shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

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


     10.3. GOVERNING LAW; VENUE. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     10.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or by messenger or 72 hours after having been sent by registered or certified mail or by private courier or by facsimile transmission addressed as follows:

     If to Buyer (or the Company, after the Closing), to:

		 Joslyn Corporation
		 30 South Wacker Drive
		 Chicago, Illinois 60606
		 Attention: Vice President and General Counsel
		 Facsimile: (312) 454-2930

     with copies to:

		 Thomas A. Cole
		 Sidley & Austin
		 One First National Plaza
		 Chicago, Illinois 60603
		 Facsimile: (312) 853-7036

     If to Sellers, the Named Sellers or the Seller Representative, to:

		 [Seller Representative]
		 7171 Industrial Park Blvd.
		 Mentor, Ohio 44060
		 Facsimile: (216) 946-3662

     with a copy to:

		 Hahn Loeser & Parks
		 3300 BP America Bldg.
		 200 Public Square
		 Cleveland, OH 44114
		 Attention:  Harry Mercer
		 Facsimile:  216-241-2824







								    -30-





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



     if to the Company prior to the Closing, to:

		 Cyberex, Inc.
		 7171 Industrial Park Blvd.
		 Mentor, Ohio 44060
		 Attention:  Edward J. Yohman, Chairman
		 Facsimile:  (216) 946-3662

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

     10.5. SUCCESSORS AND ASSIGNS. (a) The rights of each of the parties under this Agreement shall not be assignable by such party prior to the Closing without the written consent of the other, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of any other party hereto, to an Affiliate of Buyer, provided that the assignee shall assume in writing all of Buyer's obligations to Sellers hereunder and Buyer shall not be relieved from its obligations hereunder. Following the Closing, any party may assign any of such party's rights hereunder, but no such assignment shall relieve such party of such party's obligations hereunder.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal heirs, legal representatives, successors and permitted assigns. The successors and permitted assigns hereunder of Buyer shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise.

     10.6. Access to Records after Closing. (a) For a period of seven years after the Closing Date, Sellers and their representatives shall have reasonable access to all of the books and records of the Company relating to periods prior to the Closing Date to the extent that such access may reasonably be required by Sellers in connection with their obligations hereunder or the preparation of their federal or state income tax returns, amended returns, any claim for refund or any audit or contest of such returns or claims. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and dining normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 10.6(a). If Buyer shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Buyer shall, prior to such disposition, give
Sellers thirty days, at their expense, to segregate and remove such books and records as Sellers may select.

      (b) For a period of seven years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records of Named Sellers relating in any respect to the Company to the extent such access may reasonably be required by Buyer in connection with its ownership or operation of the Company, including any tax matters relating thereto.
Such access shall be afforded by Named Sellers upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 10.6(b). If Sellers shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Sellers shall, prior to such disposition, give Buyer thirty days, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

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     10.7.  ENTIRE AGREEMENT; Amendments.  This Agreement and the Exhibits and
Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

     10.8. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

     10.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     10.10. EXPENSES; ATTORNEYS' FEES. Subject to the provisions of Section 8.1, each party hereto will pay all of his or its own costs and expenses incident to his or its negotiation and preparation of this Agreement and to his or its performance and compliance with all agreements and conditions contained herein on his or its part to be performed or complied with, including the fees, expenses and disbursements of his or its counsel and accountants. Without limitation of any partys rights and obligations under Article VIII, in the event of any dispute, claim, arbitration or litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall promptly pay, all reasonable fees and expenses, including the fees and expenses of counsel incurred by the prevailing party incurred in connection with such dispute, claim, arbitration or litigation.

     1O.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     10.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company, Sellers and Buyer.


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



     10.13. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 10.13:

     "AFFILIATE" means, with respect to any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person.

     "BUSINESS" means, the manufacture and distribution of power supply systems worldwide.

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, asbestos, petroleum or petroleum-derived substance, radioactive material or waste, or any constituent of any such substance or waste and including, any substance which any Governmental Body requires to be controlled, removed, monitored, remediated or otherwise addressed.

     "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, community property right, covenant or other restriction of any kind.

     "ERISA AFFILIATE" means (a) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company;
(b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b); and (d) any other entity required to be aggregated with the Company, within the meaning of
Section 414(o) of the Code.

     "EXPENSE" means any and all expenses (a) reasonably incurred in connection with investigating, preparing, defending, bringing or prosecuting any claim, action, suit or proceeding (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals), (b) reasonably incurred in undertaking any Remedial Action (as defined in Section 10.13) or (c) incurred by a Government Body to investigate, study or remediate any environmental damage.

     "GOVERNMENTAL BODY" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, but shall not include Expenses.



								    -33-



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



     "NAMED SELLERS" means Messrs. Edward J. Yohman, Edward W. Tornberg, Gus Stevens, Robert J. Resch and James E. Murray.

     "PERMITTED ENCUMBRANCE" means liens for taxes, assessments or other governmental charges which are not yet due and payable.

     "PERSON" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or other agency or authority.

     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

     "REMEDIAL ACTION" means any and all actions required to (a) clean up, remove, treat, monitor or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "SELLER REPRESENTATIVE" is a committee consisting of Messrs. Edward J. Yohman, Edward W. Tomberg, Gus Stevens and Robert J. Resch, all appointed pursuant to the Representative and Reserve Fund Agreement by and among the Sellers.

     "TAX" (and, with correlative meaning, "Taxes" and "Taxable") shall mean:

     (i) any federal, state, local or foreign net income, gross income, gross receipts, sales, use, employment, franchise, payroll, withholding, alternative or add-on minimum, ad valorem, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

     (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated group.

     "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     10.14. NO PUBLIC ANNOUNCEMENT. No party hereto shall, without the approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by the Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any Share exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not

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

preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

     10.15. ARBITRATION. If the parties involved in any such controversey, claim or dispute mutually agree to submit the same to arbitration, any controversy, claim or dispute arising under, out of, in connection with, or relating to this Agreement and any amendment hereof, or the breach hereof, which cannot be resolved by the parties within 45 days after receipt of a Claim Notice contemplated by Section 8.3, shall then be determined and settled by arbitration in Cleveland, Ohio by a person mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator, in accordance with the rules of the American Arbitration Association. The arbitrator shall conduct the arbitration in accordance with the rules of the American Arbitration Association. Any award rendered shall specify the findings of fact of the arbitrator and the reasons for such award with reference to and reliance on relevant law. Any such award shall be final and binding on all the parties and their successors and assigns, and judgment may be entered thereon by any court having jurisdiction. Each party shall bear its own expenses in connection with the preparation and presentation of its case.
The fees and expenses of the arbitrator shall be borne equally by the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.




				     JOSLYN CORPORATION




				     By:  /s/Lawrence G. Wolski
				     Name:   Lawrence G.Wolski
				     Title:  Acting Chief Executive Officer





				     CYBEREX, INC.




				     By:  /s/Edward J. Yohman
				     Name:   Edward J. Yohman
				     Title:  Chief Executive Officer/Chairman






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
NAMED SELLERS


/s/ Edward J. Yohman
______________________
    Edward J. Yohman


/s/ Edward W.Tornberg                   /s/  Gus Stevens
______________________                  __________________________
Edward W. Tornberg (as to                    Gus Stevens
  19,740 Common Shares


/s/ Robert J. Resch                     /s/  James E. Murray
______________________                  __________________________
    Robert J. Resch                          James E. Murray





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








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-32571 of Joslyn Corporation on Form S-8 of our report dated March 24, 1995 on the financial statements of Cyberex, Inc. for the year ended December 31, 1994 appearing in this Report on Form 8-K of Joslyn
Corporation.



/s/ Deloitte & Touche LLP



Cleveland, Ohio
August 29, 1995